Investor and Media Contact: Evan Smith, CFA Telephone: 1-866-QUADRA4 E-mail: ir@quadrarealty.com

Quadra Realty Trust Announces Third Quarter 2007 Financial Results

Company Reports Third Quarter Net Income and FFO of $0.26 Per Share

NEW YORK, N.Y. – November 13, 2007 – Quadra Realty Trust, Inc. (NYSE: QRR) today reported financial results for the quarter ended September 30, 2007. Both net income and funds from operations (FFO) for the third quarter of 2007 were $6.7 million, or $0.26 per basic and diluted share. The Company generated total revenues of $9.5 million, which is net of interest expense, during the third quarter. In addition, the Company declared a $0.13 per share dividend to stockholders of record as of November 20, 2007.

The Company initiated investment activities on February 21, 2007 upon the completion of its initial public offering. Therefore, there are no comparable financial results for the prior year.

Investment Activity:

Gross investment in variable rate and fixed rate loans as of September 30, 2007, which included incremental fundings during the quarter, was approximately $661.6 million. This consisted of $602.5 million of floating rate assets and $59.1 million of fixed rate assets. As of the end of the quarter, the portfolio consisted of 75% first mortgage loans and 25% mezzanine loans secured by the following asset classes: 35% condominium construction, 16% residential, 16% retail,11% land, 7% hotel, 7% office, 5% other and 3% mixed use. The effective yield on the floating rate portion of the portfolio for the quarter ended September 30, 2007 was 30-day LIBOR plus 286 basis points. The effective yield on the fixed rate portion of the portfolio for the quarter ended September 30, 2007 was 7.89%. Due to current market conditions, the Company limited originations during the quarter to one new senior mortgage commitment of approximately $35.5 million, which was originated through the Company’s external manager, Hypo Real Estate Capital Corporation.

The Company has elected to make five of its senior construction loans available for sale in order to increase overall liquidity and provide additional flexibility. As of September 30, 2007, the aggregate funding for the five loans available for sale was approximately $115.0 million or $113.9 million net of unamortized fees, with corresponding unfunded commitments associated with these loans totaling approximately $154.3 million. As of September 30, 2007, the Company anticipated being able to sell these assets for approximately their aggregate carrying value. In furtherance of this objective, and subsequent to the end of the quarter, the Company sold a $25 million commitment, with outstanding fundings of approximately $19 million, thereby generating cash proceeds of approximately $19 million

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and reducing future commitments by approximately $6 million. The Company will record a nominal gain on this sale.

Evan Denner, the Company’s president and chief executive officer, commented, “Under current market conditions, we are pleased with our operating performance including sequential growth in both revenue and funds from operations. Given the continued strength of the underlying portfolio, and the completed asset sale in excess of our carrying value, we believe our sale initiative will provide us with greater liquidity and flexibility. We expect that the remaining portfolio will continue to generate attractive returns and we will continue to review opportunities to build the portfolio through future commercial mortgage investments.”

Operating Activities:

The Company generated total revenues of approximately $9.5 million, net of interest expense during the quarter, which included net interest income of $9.0 million and other income of $551,000, primarily representing interest earned on cash balances. Interest expense of approximately $5.9 million for the third quarter reflects interest expense on approximately $325.1 million in weighted average borrowings for the quarter. At the end of the quarter, the weighted average stated interest rate on the outstanding debt was LIBOR plus 135 basis points. Other expenses incurred during the quarter included approximately $63,000 of non-employee stock based compensation expense, management fees and overhead costs of $1.9 million, and general administrative expenses of $866,000.

The Company reported net income allocable to common stockholders of approximately $6.7 million, or $0.26 per share, for the quarter ended September 30, 2007. The Company reported adjusted funds from operations (AFFO) of $6.8 million or $0.26 per share for the quarter ended September 30, 2007.

For a reconciliation and discussion of GAAP net income to FFO and AFFO, please refer to the table below (following the presentation of GAAP results).

Liquidity and Funding:

At September 30, 2007, the Company had approximately $34 million of cash and had approximately $325.9 million of debt outstanding under a $500 million warehouse facility with Wachovia Bank. As of September 30, 2007, the Company had yet to draw on its KeyBank facility and therefore had no outstanding balance.

Conference Call Details

Quadra will host a conference call and audio webcast on November 13, 2007, at 9:00 a.m. Eastern Time to discuss financial results for the third quarter 2007. To participate on the call please dial (800) 374-0332 or (706) 643-6847 and reference Conference ID # 23961377. The audio webcast of the conference call will be available in the Investor Relations section of the Company’s website (www.quadrarealty.com) under Conference Calls and Presentations. A replay of the webcast will be available shortly following the conference call on Quadra’s website.

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About Quadra Realty Trust, Inc.

Quadra Realty Trust, Inc. is a commercial real estate finance company that invests in a diversified portfolio of commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. Quadra is organized and intends on conducting its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Quadra is externally managed by Hypo Real Estate Capital Corporation, a full service, vertically integrated real estate finance company. Quadra's manager is a member of the Hypo Real Estate Group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded company on the Frankfurt Stock Exchange with headquarters in Munich, Germany. For additional information, visit our website at www.quadrarealty.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only the Company's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition of the Company indicated in these forward looking statements. The factors that could cause actual results to vary from the Company’s forward-looking statements include the market price of the Company’s common stock; changes in the Company’s business or investment strategy; availability, terms and deployment of capital; changes in the Company’s industry, interest rates, the debt securities markets, the general economy or the commercial finance and real estate markets specifically; and other factors, which are beyond the Company’s control. For a discussion of some of the risks and important factors that could affect the Company's future results, see the section entitled "Risk Factors" in the Company's prospectus, dated February 14, 2007, filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, which is available on the Company's website (www.quadrarealty.com). You should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

FFO and AFFO

Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute

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FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does.

NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. The Company computes AFFO in accordance with the adjusted definition of FFO in its management agreement, and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. Adjusted FFO provides the basis for the computation of the amount of the incentive compensation payable to the Company's manager.

The Company defines AFFO as net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures, and further adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between the manager and the Company's independent directors.

The Company believes that FFO and AFFO are helpful to investors as measures of its performance. Along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the Company's ability to incur and service debt, to make investments, to fund other cash needs and is used to measure the incentive payable by the Company to its manager. Neither FFO or AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company's financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of its liquidity, nor is FFO or AFFO indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

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Quadra Realty Trust, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited and amounts in thousands, except share data)

September 30,
2007

Assets:
Cash	$34,048
Investments in loans - held for investment	539,932
Investments in loans - available for sale	113,827
Accrued interest receivable	4,829
Other assets	1,073
Total assets	$693,709

Liabilities and Stockholders’ Equity:
Notes payable - warehouse facility	$325,879
Accrued interest payable	899
Accounts payable and accrued expenses	778
Accrued expenses payable to related party	679
Interest rate swaps	1,701
Deferred compensation	149
Other liabilities	319

Total liabilities	330,404

Stockholders’ Equity:
Common stock, par value $0.001; 200,000,000 authorized, 25,722,468 issued
and outstanding at September 30, 2007	26
Additional paid-in-capital	363,294
Accumulated other comprehensive loss	(1,668)
Retained earnings	1,653
Total stockholders’ equity	363,305
Total liabilities and stockholders’ equity	$693,709

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Quadra Realty Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited and amounts in thousands, except per share data)

		Period from
		February 21,
		2007
	Three Months	(Commencement
	Ended	of Operations) to
	September 30,	September 30,
	2007	2007

Revenues
Income from investment in loans	$14,866	$26,939
Interest expense	(5,894)	(7,975)

Net interest income	8,972	18,964

Other income	551	1,457

Total revenues	9,523	20,421

Other expenses
Management and overhead fees paid to Manager	1,888	4,443
Non-employee compensation paid to Manager	-	9,000
Non-employee stock based compensation	63	269
Marketing, general and administrative	866	2,180
Formation and start up expenses	-	316

Total other expenses	2,817	16,208

Net income	$6,706	$4,213

Earnings per share:
Earnings per share - basic and diluted	$0.26	$0.16

Weighted average common shares outstanding, basic	25,602,468	25,601,670
Weighted average common shares outstanding, diluted	25,722,468	25,721,670

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     Quadra Realty Trust, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures

(Unaudited and amounts in thousands, except share and per share data)

			FFO for the	AFFO for the
			period from	period from
	FFO Three	AFFO Three	February 21,2007	February 21,2007
	Months Ended	Months Ended	(commencement	(commencement
	September 30,	September 30,	of operations) to	of operations) to
	2007	2007	September 30, 2007 September 30, 2007

Net income (GAAP)	$6,706	$6,706	$4,213	$4,213
Add:
Stock-based compensation to manager	-	-	-	9,000
Other stock-based compensation	-	63	-	269

Funds From Operations and Adjusted Funds From
Operations	$6,706	$6,769	$4,213	$13,482

FFO and Adjusted FFO per share basic	$0.26	$0.26	$0.16	$0.53
FFO and Adjusted FFO per share diluted	$0.26	$0.26	$0.16	$0.52
Basic weighted average shares outstanding	25,602,468	25,602,468	25,601,670	25,601,670
Diluted weighted average shares outstanding	25,722,468	25,722,468	25,721,670	25,721,670

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